Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FutureWorld Corp (the "Company") on Form 10-K for the year ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sam Talari, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2001, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 31, 2016

/s/ Sam Talari
Sam Talari,
Principal Executive Officer

There was $355 of other expenses, related to amortization of debt discount, during the nine months ended March 31, 2016, and no other expenses during the nine months ended March 31, 2015.  There was $355 of other expenses during the 3 months ended March 31, 2016 and no other expenses during the 3 months ended March 31, 2015.